As filed with the Securities and Exchange Commission on August 27, 2026

Registration Statement No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EURODRY LTD.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

EuroDry Ltd. 4 Messogiou & Evropis Street 151 24 Maroussi, Greece 00 30 211 1804005 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Attention: Anthony Tu-Sekine, Esq. 1901 L Street NW Washington, D.C. 20036 (202) 661-7150 (Name, address and telephone number of agent for service)

Copies to:

Anthony Tu-Sekine, Esq. Seward & Kissel LLP 1901 L Street NW Washington, D.C. 20036 (202) 661-7150

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

(subject to completion dated August 27, 2026)

PROSPECTUS

$200,000,000

Common Shares (including Preferred Stock Purchase Rights), Preferred Shares, Debt Securities, Warrants and Units

Through this prospectus, we may periodically offer:

(1) our common shares (including preferred stock purchase rights),

(2) our preferred shares,

(3) our debt securities,

(4) our warrants, and

(5) our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of all securities issued and sold under this prospectus may not exceed $200,000,000. The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered by us in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with offerings by us. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities.

Our common shares are currently listed on the Nasdaq Capital Market under the symbol "EDRY". On August 25, 2026, the last reported sale price of our common shares was $53.69 per share.

The aggregate market value of our outstanding common stock held by non-affiliates as of August 25, 2026 is $65,613,529, based on 2,866,591 shares of common stock outstanding, of which 1,222,081 are held by non-affiliates, and a closing price on the Nasdaq Capital Market of $53.69 on that date. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

An investment in these securities involves risks. See the section entitled "Risk Factors" on page 4, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 27, 2026.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	4
USE OF PROCEEDS	5
OUR CAPITALIZATION	6
PLAN OF DISTRIBUTION	7
DESCRIPTION OF CAPITAL STOCK	9
DESCRIPTION OF PREFERRED SHARES	10
DESCRIPTION OF WARRANTS	11
DESCRIPTION OF DEBT SECURITIES	12
DESCRIPTION OF UNITS	19
TAX CONSIDERATIONS	20
EXPENSES	21
EXPERTS	21
LEGAL MATTERS	21
WHERE YOU CAN FIND ADDITIONAL INFORMATION	21

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 ABOUT THIS PROSPECTUS

As permitted under the rules of the U.S. Securities and Exchange Commission, or the Commission, this prospectus incorporates important business information about us that is contained in documents that we have previously filed with the Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Commission at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to EuroDry Ltd., 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece, +30-211-1804005. See "Where You Can Find Additional Information."

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide information other than that provided in this prospectus and the documents incorporated by reference. We are not making an offer to sell common shares in any state or other jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "EuroDry," the "Company," "we," "us," "our," or similar references, mean EuroDry Ltd. and, where applicable, its consolidated subsidiaries.

ENFORCEABILITY OF CIVIL LIABILITIES

EuroDry Ltd. is a Marshall Islands corporation and our principal executive offices are located outside the United States in Maroussi, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

EuroDry Ltd. desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. This prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	our future operating or financial results;
•	future, pending or recent acquisitions, joint ventures, business strategy, areas of possible expansion, and expected capital spending or operating expenses;

•	drybulk shipping industry trends, including charter rates and factors affecting vessel supply and demand;
•	fluctuations in our stock price as a result of volatility in securities markets;
•	the impact of increasing scrutiny and changing expectations from investors, lenders, charterers and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies;
•	our financial condition and liquidity, including our ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;
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•	fluctuations in currencies, interest rates and foreign exchange rates;
•	availability of crew, number of off-hire days, drydocking requirements and insurance costs;
•	our expectations about the availability of vessels to purchase or the useful lives of our vessels;
•	our expectations relating to dividend payments and our ability to make such payments;
•	our ability to leverage to our advantage the relationships and reputations of Eurobulk Ltd. (“Eurobulk”) and Eurobulk (Far East) Ltd. Inc. (“Eurobulk FE”), our affiliated ship management companies (each a “Manager” and together, the “Managers”), in the drybulk shipping industry; changes in seaborne and other transportation patterns;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	potential liability from future litigation;
•	global and regional political conditions;
•	General political conditions or events, including “trade wars”, acts of terrorism and other hostilities, including piracy, the war between Russia and Ukraine, the conflict between the United States, Israel and Iran and related conflicts in the Middle East, the attacks on commercial vessels and effective shutdown of the Strait of Hormuz, the Houthi seizures and attacks on vessels traveling through the Red Sea and the Gulf of Aden;
•	the severity and duration of natural disasters or public health emergencies on our business and operations and any related remediation measures on our performance and business prospects; and
•	other factors discussed in the section titled "Risk Factors."

WE CAUTION READERS OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THEIR DATES. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENTS, OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED. THESE FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF OUR FUTURE PERFORMANCE, AND ACTUAL RESULTS AND FUTURE DEVELOPMENTS MAY VARY MATERIALLY FROM THOSE PROJECTED IN THE FORWARD LOOKING STATEMENTS.

Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the Commission using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants and units described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities, we will or may, as applicable, provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement that we filed with the Commission. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under "Where You Can Find Additional Information."

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 PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 and our other filings with the SEC listed in the section of this prospectus entitled “Information Incorporated by Reference.” This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the section entitled “Risk Factors,” before making an investment decision.

Our Company

EuroDry Ltd. is a Marshall Islands company incorporated under the Marshall Islands Business Corporations Act, or BCA, on January 8, 2018. We are a provider of worldwide ocean-going transportation services. We own and operate drybulk carriers that transport major bulks such as iron ore, coal and grains, and minor bulks such as bauxite, phosphate and fertilizers. As of August 25, our fleet consisted of 11 drybulk carriers (comprising two Kamsarmax dry bulk carriers, three Panamax drybulk carriers, five Ultramax drybulk carriers and one Supramax drybulk carrier), all of which are in operation. The total cargo carrying capacity of our 11 drybulk carriers is 766,420 dwt. In October 2024, we entered into two contracts for the construction of two Ultramax drybulk carriers with a capacity of 63,500 dwt each, to be delivered in the second and third quarters of 2027. The total consideration for the two newbuilding contracts is approximately $71.8 million, which will be financed with a combination of debt and equity. In May 2026, we entered into contracts for the construction of two Kamsarmax drybulk carriers with a capacity of 82,000 dwt each, to be delivered in first and second quarters of 2028. The total consideration for the two newbuilding contracts is approximately $74.0 million, which will be financed with a combination of debt and equity. After the delivery of our four newbuilding drybulk carriers, our fleet will consist of 15 drybulk carriers with a cargo carrying capacity of 1,057,420 dwt.

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Our Fleet

As of August 25, 2026, the profile and deployment of our fleet is the following:

Name	Type	Dwt	Year Built	Employment(*)
Dry Bulk Vessels
EKATERINI	Kamsarmax	82,006	2018	TC until Sept-26	$20,900
XENIA	Kamsarmax	82,019	2016	TC until Oct-26	$20,000
ALEXANDROS P.	Ultramax	63,127	2017	TC until Oct-26	$30,000
CHRISTOS K***	Ultramax	63,197	2015	TC until Nov-26	$15,500
YANNIS PITTAS	Ultramax	63,243	2014	TC until Nov-26	Hire 115% of the Average Baltic Supramax S10TC index(**)
MARIA***	Ultramax	63,153	2015	TC until Aug-26	Hire 115% of the Average Baltic Supramax S10TC index(**)
GOOD HEART	Ultramax	62,996	2014	TC until Jun-27	Hire 115% of the Average Baltic Supramax S10TC index(**)
MOLYVOS LUCK	Supramax	57,924	2014	TC until Aug-26	Hire 101% of the Average Baltic Supramax S10TC index(**)
SANTA CRUZ	Panamax	76,440	2005	TC until Oct-26	$15,750
STARLIGHT	Panamax	75,611	2004	TC until Oct-26	$15,000
BLESSED LUCK	Panamax	76,704	2004	TC until Aug-26	$12,500
Total Dry Bulk Vessels	11	766,420

Vessels under construction	Type	Dwt	To be delivered
SBC XY164 (ARISTEIDIS)	Ultramax	63,500	Q2 2027
SBC XY166 (TROBONI)	Ultramax	63,500	Q3 2027
HL-B82-81 (NIKOS P)	Kamsarmax	82,000	Q1 2028
HL-B82-86 (CHRISTINA BEL)	Kamsarmax	82,000	Q2 2028
Total under construction	4	291,000

Notes:

(*) TC denotes time charter. Charter duration indicates the earliest redelivery date

(**) The average Baltic Supramax S10TC Index is an index based on ten Supramax time charter routes.

(***) The entity owning the vessel is 61% owned by EuroDry and 39% by NRP Investors.

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Corporate Information

EuroDry Ltd. is a Marshall Islands company incorporated under the Marshall Islands Business Corporations Act, or BCA. We maintain our principal executive offices at 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece. Our telephone number at that address is +30-211-1804005. Our website address is http://www.eurodry.gr. The information on our website is not a part of this prospectus.

Recent Developments

On May 20, 2026, we announced the signing of two contracts with Hengli Shipbuilding (Dalian) for the construction of two 82,000 dwt Kamsarmax bulk carriers. Both vessels are eco and are built to EEDI phase 3 design standard; they are scheduled to be delivered during the first and second quarters of 2028. The total consideration for the two newbuilding contracts is approximately $74.0 million and will be financed with a combination of debt and equity. The contracts are conditional upon receiving a refund guarantee from a bank acceptable to the Company.

On July 23, 2026 the Company held its Annual General Meeting. The following proposals were approved by the Company’s shareholders and announced on July 24, 2026:

1.	Mr. Aristides J. Pittas, Mr. Anastasios Aslidis, and Mr. Aristides P. Pittas were re-elected as Class C Directors to serve for a term of three years until the Company’s 2029 Annual Meeting of Shareholders (“Proposal One”); and
2.	Deloitte Certified Public Accountants, S.A. was approved as the Company’s independent auditors for the fiscal year ending December 31, 2026 (“Proposal Two”).

On July 28, 2026, the Company entered into a committed term sheet with Alpha Bank S.A. in order to refinance the existing indebtedness of M/V “Ekaterini” with a loan of up to $19 million. The agreement is subject to customary documentation.

As of August 25, 2026, we had repurchased and cancelled 358,130 common shares, under our share repurchase program for an aggregate consideration of approximately $5.8 million, since the initiation of our share repurchase plan of up to $10 million announced in August 2022. The Board of Directors approved the continuation of the share repurchase plan for a further year in August 2026 and will review it again after a period of twelve months.

The Securities We May Offer

We may use this prospectus to offer, through one or more offerings, up to $200,000,000 of:

(1) our common shares (including preferred stock purchase rights),

(2) our preferred shares,

(3) our debt securities,

(4) our warrants, and

(5) our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

3

 RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks discussed under the heading "Item 3. Key Information-D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2025 and the other documents we have incorporated by reference in this prospectus that summarize the risks that may materially affect our business before making an investment in our securities. Please see "Where You Can Find Additional Information - Information Incorporated by Reference." In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition, results of operations or the price of our common stock.

4

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities that we may offer by this prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital, and general corporate purposes.

5

OUR CAPITALIZATION

A prospectus supplement will include information on the Company’s consolidated capitalization.

6

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers in private transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale (which may be above or below market prices prevailing at the time of sale) or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

o	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
o	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
o	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
o	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

o	enter into transactions involving short sales of our common shares by broker-dealers;
o	sell common shares short and deliver the shares to close out short positions;
o	enter into options or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
o	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

 We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.

At the time that any particular offering of common shares is made, to the extent required by the Securities Act, a prospectus or prospectus supplement or, if appropriate, a post-effective amendment, will be distributed, setting forth the terms of the offering, including the aggregate number of common shares being offered, the purchase price of the common shares, the public offering price of the common shares, the names of any underwriters, dealers or agents and any applicable discounts or commission.

In order to comply with the securities laws of some states, if applicable, our common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We will bear the costs relating to the securities offered and sold by us under this registration statement.

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DESCRIPTION OF CAPITAL STOCK

Under our amended and restated articles of incorporation, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, of which 2,866,591 common shares were issued and outstanding as of the date of this prospectus, and 20,000,000 shares of preferred stock par value $0.01 per share. As of the date of this prospectus, there are no preferred shares issued and outstanding. There is no limitation on the right to own securities or the rights of non-resident shareholders to hold or exercise voting rights on our securities under Marshall Islands law or our articles of incorporation or bylaws. All of our shares of stock are in registered form.

For a description of our capital stock, see “Item 10. Additional Information” and Exhibit 2.6 under the heading “Description of Securities” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated by reference herein.

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DESCRIPTION OF PREFERRED SHARES

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 20,000,000 shares of blank check preferred stock. As of the date of this prospectus, we have no preferred shares outstanding. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management. The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement. Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares are authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common shares. The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this Registration Statement, or as an exhibit to an Exchange Act report that will be incorporated by reference to the Registration Statement or a prospectus supplement. We will refer to any or all of these reports as "subsequent filings". The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures". Unless otherwise permitted by applicable law, each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture may be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

The debt securities may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. A description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

The following description of the terms of the debt securities sets forth certain general terms and provisions. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

Unless otherwise indicated in subsequent filings with the Commission, no indenture will limit the amount of debt securities which may be issued, and each indenture will provide that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities may be secured or unsecured and, if unsecured, will rank in parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities as described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;

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•	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;
•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;
•	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;
•	whether the debt securities are convertible and the terms of such conversion;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States;
•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;
•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•	if denominated in a currency or currencies other than the currency of the United States, the equivalent price in the currency of the United States for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;
•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;
•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;
•	whether the offered debt securities will be issued in the form of global securities or certificates in registered form;
•	any terms with respect to subordination;
•	any listing on any securities exchange or quotation system; and
•	additional provisions, if any, related to defeasance and discharge of the offered debt securities.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

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Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under a senior debt indenture. These senior debt securities may be secured or unsecured, and if unsecured, would rank on an equal basis with all our other unsecured debt except subordinated debt. The senior debt securities may also be convertible.

Senior debt means:

•	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;
•	all capitalized lease obligations;
•	all hedging obligations;
•	all obligations representing the deferred purchase price of property; and
•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and
•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured). Subordinated debt may be secured or convertible.

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

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Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;
•	the ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
•	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
•	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
•	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
•	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
•	makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
•	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities, will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

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•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and
•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

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Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

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The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;
•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or
•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.

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 DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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TAX CONSIDERATIONS

A description of the material Marshall Islands, Liberian and United States federal income tax considerations applicable to us and U.S. Holders and Non-U.S. Holders can be found in Item 10.E "Additional Information – Taxation" of our Annual Report on Form 20-F for the year ended December 31, 2025, incorporated by reference in this prospectus.

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EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$27,620	*
FINRA fee	$		**
Legal fees and expenses	$		**
Accounting fees and expenses	$		**
Indenture trustee fees and expenses	$		**
Rating agency fees	$		**
Transfer Agent fees	$		**
Miscellaneous	$		**
Total	$		**

*	Includes the $22,040 previously paid in connection with unsold securities pursuant to Rule 457(p).

**	To be updated, if necessary, by amendment, supplement or as an exhibit to Report on Form 6-K that is incorporated by reference in this registration statement.

EXPERTS

The financial statements of EuroDry Ltd. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this Prospectus by reference to EuroDry Ltd.’s annual report on Form 20-F for the year ended December 31, 2025, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. In addition, you can obtain information about us at the offices of the Nasdaq Capital Market. Further information about our company is available on our website at http://www.eurodry.gr. The information on our website does not constitute a part of this prospectus.

Information Incorporated by Reference

The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

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In addition to the documents identified elsewhere in this prospectus as being incorporated by reference, we incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	Our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on April 28, 2026, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.
•	Our Report on Form 6-K, furnished to the Commission on May 20, 2026, except for the three paragraphs in the section in Exhibit 1 titled “Aristides Pittas, Chairman and CEO of EuroDry commented:”.
•	Our Report on Form 6-K, furnished to the Commission on June 23, 2026.
•	Our Report on Form 6-K, furnished to the Commission on July 24, 2026.
•	Our Report on Form 6-K, furnished to the Commission on August 6, 2026, except for the four paragraphs in the section in Exhibit 1 titled “Aristides Pittas, Chairman and CEO of EuroDry commented:”.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference in this prospectus by writing or telephoning us at the following address:

EuroDry Ltd.

4 Messogiou & Evropis Street

151 24 Maroussi, Greece

+30-211-1804006

Information provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm, and intend to furnish quarterly reports containing selected unaudited financial data for each quarter of each fiscal year. The audited financial statements will be prepared in accordance with accounting principles generally accepted in the United States and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer", we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the Nasdaq Capital Market, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer", we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

The bylaws, as amended, of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 60 of the BCA provides as follows:

Indemnification of directors and officers.

(1)       Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)       Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)       When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4)       Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)       Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)       Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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(7)       Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9.	Exhibits

A list of exhibits included as part of this registration statement is set forth in the Description of Exhibits which immediately precedes such exhibits and is incorporated herein by reference.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(a)	Under Rule 415 of the Securities Act,
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)	(i) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, to any purchaser;
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(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (g) Not applicable.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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(i)	Not applicable.
(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.
(k)	Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on August 27, 2026.

EURODRY LTD.

By:	/s/ Aristides J. Pittas
Name:	Aristides J. Pittas
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aristides J. Pittas	Chairman of the Board of Directors,	August 27, 2026
Aristides J. Pittas	President, Chief Executive Officer
(Principal Executive Officer)

/s/ Dr. Anastasios Aslidis	Chief Financial Officer, Treasurer and Director	August 27, 2026
Dr. Anastasios Aslidis	(Principal Financial and Accounting Officer)

/s/ Aristides P. Pittas	Vice Chairman and Director	August 27, 2026
Aristides P. Pittas

/s/ Apostolos Tamvakakis	Director	August 27, 2026
Apostolos Tamvakakis

/s/ Panagiotis Kyriakopoulos	Director	August 27, 2026
Panagiotis Kyriakopoulos

/s/ George Taniskidis	Director	August 27, 2026
George Taniskidis

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AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of EuroDry Ltd., has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on August 27, 2026.

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

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Exhibits	Description of Exhibits

1.1	Form of Underwriting Agreement *
4.1	Specimen common share certificate (1)
4.2	Specimen preferred share certificate *
4.3	Form of warrant agreement *
4.4	Form of unit agreement *
4.5	Form of senior debt security indenture
4.6	Form of subordinated debt security indenture
4.7	Statement of Designation of the Rights, Preferences and Privileges of Series A Participating Preferred Stock of EuroDry Ltd.(2)
4.8	Amended and Restated Statement of Designation of the Rights, Preferences and Privileges of Series B Convertible Perpetual Preferred Shares of EuroDry Ltd. (3)
4.9	Form of Shareholders Rights Agreement between EuroDry Ltd. and American Stock Transfer and Trust Company, LLC (2)
5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to EuroDry Ltd., as to the validity of the common shares, preferred shares, debt securities, warrants and units
8.1	Opinion of Seward & Kissel LLP as to tax matters
23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm (Deloitte Certified Public Accountants S.A.)
24.1	Power of Attorney (contained on signature page)
25.1	Form of T-1 Statement of Eligibility (senior indenture) **
25.2	Form of T-1 Statement of Eligibility (subordinated indenture) **
107	Calculation of Filing Fee Table

*	To be filed as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(1)	Incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement filed with the Commission on May 8, 2018.

(2)	Incorporated herein by reference to Exhibit 1 to the Company's report on Form 6-K filed with the Commission on May 31, 2018.

(3)	Incorporated herein by reference to Exhibit 1 to the Company's report on Form 6-K filed with the Commission on February 1, 2021.

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